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MULDOON, MURPHY & FAUCETTE                                          Exhibit 23.2


                                    CONSENT


     We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form SB-2 filed by South Jersey Financial Corporation, Inc., Turnersville, New Jersey, and all amendments thereto; in the Form H-(e)1 for South Jersey Financial Corporation, Inc., and all amendments thereto; and in the Application for Conversion on Form AC filed by South Jersey Savings and Loan Association (the "Association"), and all amendments thereto, relating to the conversion of the Association from a New Jersey-chartered mutual savings association to a New Jersey-chartered stock savings association, the concurrent issuance of the Association's outstanding capital stock to South Jersey Financial Corporation, Inc., a holding company formed for such purpose, and the offering of South Jersey Financial Corporation, Inc.'s common stock.


                              MULDOON, MURPHY & FAUCETTE

                              /s/ MULDOON, MURPHY & FAUCETTE



Dated this 9th day of
October, 1998